ORE-MORE RESOURCES INC.

June 20, 2007

Dave Adelman

Calgary, Alberta

Dear Sirs:

Re:

Mining Properties, Cassiar District, British Columbia

Further to our previous discussions on this matter, this letter will serve to confirm the basic terms and conditions upon which Dave Adelman (the “Vendor”) has agreed to sell and Ore-More Resources Inc.  (the “Purchaser”) has agreed to purchase the Vendor’s interest in and to certain mineral claims located in the Skeena mining district of British Columbia (the “Claims”), all of which are more particularly described in Schedule “A” hereto.  In this Agreement, the term “Property” includes the Claims and any additional property acquired by the Purchaser pursuant to the terms of this Agreement in and around the area known as the Skeena Mining District, Cassiar, British Columbia.  The terms of our agreement are as follows:

1.

The Vendor hereby sells, transfers, conveys and assigns to the Purchaser one hundred (100%) percent of the Vendor’s interest in and to the Claims free and clear of all liens, encumbrances, claims, rights or interests of any person, subject only to the terms and conditions described in this Agreement, for the price of $12,000.00, payable through the issuance of 12,000,000 common shares of the Purchaser, at the price of $0.001 per common share.

2.

The Vendor represents and warrants that:

(a)

the Claims are in good standing under the Mineral Tenure Act of British Columbia and regulations thereunder until the dates indicated and are free and clear of liens, charges and encumbrances;

(b)

it is the beneficial owner of a one hundred (100%) per cent interest in the Claims;

(c)

there are no adverse claims or challenges against or to the ownership of or title to any of the Claims nor to the knowledge of the Vendor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof and no person has any royalty or other interest whatsoever in production from the Claims;

(d)

the Vendor has the sole and complete power to sell, transfer and assign the Claims, and has taken all steps necessary to carry out and perform all of its obligations hereunder; and

(e)

title to the Claims is held by the Vendor.

3.

The Vendor acknowledges and agrees that the Purchaser, subject to approval of the board of directors of the Purchaser, may elect from time to time to allow the Claims or any other acquired mineral interests within the Property to lapse.

4.

The Vendor and Purchaser agree to execute any other documents necessary to carry out or to clarify the intent of this agreement or to obtain approval of any regulatory party having jurisdiction over either of the parties.

5.

The respective interests of the parties herein may be assigned only upon the written approval of the other party to this agreement.

6.

This Agreement contains the whole agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior discussions, correspondence, understandings and agreements with respect thereto.  There are no warranties, representations, terms, conditions or collateral agreements, express, implied or otherwise, relating to the subject matter hereof, other than as expressly set forth in this Agreement.

7.

This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and permitted assigns, as the case may be.  Neither this Agreement nor any of the rights or duties contained in it may be assigned by any party without the prior written consent of the other party.

If you are in agreement with the terms as described herein, please sign the enclosed copy of this letter in the space provided and return to the Purchaser at your earliest convenience.  Until such time as a more formal agreement, if any, is prepared and executed by the parties, this letter, upon your execution and delivery of same to our offices, shall serve as a binding agreement between us and shall be enforceable in accordance with its terms.

Yours truly,

Ore-More Resources Inc.

Per:  /s/ David Goldenberg

The terms of this agreement are acknowledged and accepted effective as of June 20, 2007.

/s/ Joseph Bucci

/s/ David Adelman

Witness

David Adelman

SCHEDULE “A”

THE CLAIMS

List of Tenures

Parcel Identifier No.

Legal Description

015-698-157

The Surface of District Lot 4507

Surveyed as “Renown” Mineral Claim

015-698-173

The Surface of District Lot 4509

Surveyed as “Climax” Mineral Claim

015-698-262

The Surface of District Lot 4513

Surveyed as “Ariel” Mineral Claim

015-698-441

The Surface of District Lot 4519

Surveyed as “Tram Fraction” Mineral Claim

015-698-360

The Surface of District Lot 4516

Surveyed as “Silver Bow No. 3” Mineral Claim

015-698-564

The Surface of District Lot 4522

Surveyed as “Silverado Fraction” Mineral Claim

015-698-394

The Surface of District Lot 4517

Surveyed as “Silver Bell No. 4” Mineral Claim

009-468-672

The Surface of District Lot 4776

Surveyed as “Safe Key Fraction” Mineral Claim

Cassiar District

Prince Rupert Assessment District